EXHIBIT 10.3

CISCO SYSTEMS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective as of June 25, 2007)

I.	PURPOSE

The Cisco Systems, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the “Code”).

All share numbers in this June 2007 amendment and restatement reflect all splits of the Stock effected through March 22, 2000, including (i) the three (3)-for-two (2) split of Stock effected on December 16, 1997, (ii) the three (3)-for-two (2) split of Stock effected on September 15, 1998, (iii) the two (2)-for-one (1) split of Stock effected on June 21, 1999, and (iv) the two (2)-for-one (1) split of Stock effected on March 22, 2000.

The Plan became effective on the designated Effective Date and was approved by the Company’s shareholders in January 1990. The shareholders approved a 15,000,000 share increase to the Plan on November 13, 1997. When adjusted for all forward splits of the Stock effected through March 22, 2000, such approved share increase now represents 135,000,000 shares of Stock. Forward splits of the Stock have also resulted in an increase in the remaining number of shares of Stock purchasable under the Plan (as per Section VI(b)). The Board also approved a 100,000,000 share increase to the Plan on September 9, 2003, which increase was approved by the shareholders at the 2003 Annual Meeting. When combined with the November 13, 1997 135,000,000 share addition to the Plan (adjusted on a forward stock split basis) and the September 9, 2003 100,000,000 share addition to the Plan, the total number of shares of Stock which may be issued over the term of the Plan has been increased to 321,400,000 shares.

II.	DEFINITIONS

For purposes of administration of the Plan, the following terms shall have the meanings indicated:

Board means the Board of Directors of the Company.

Cisco Entity means the Company or any person or entity controlling, controlled by or under common control with the Company or any person or entity with which joint enterprises are carried on or in which the Company has an interest.

Company means Cisco Systems, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Cisco Systems, Inc. which shall by appropriate action adopt the Plan.

Corporate Affiliate means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), including any parent or subsidiary corporation which becomes such after the Effective Date.

Effective Date means January 1, 1990; provided, however, that any Corporate Affiliate which becomes a Participating Company in the Plan after January 1, 1990 shall designate a subsequent Effective Date with respect to its employee-Participants.

Eligible Earnings means (i) the regular basic earnings paid to a Participant by one or more Cisco Entities, (ii) any salary deferral contributions made on behalf of the Participant to a Code Section 401(k) Plan, Code Section 125 Plan or any nonqualified deferred compensation plan plus (iii) overtime payments, bonuses and commissions. There shall be excluded from the calculation of Eligible Earnings: (I) all distributions from profit-sharing, nonqualified deferred compensation, welfare benefits and other employee benefit plans and other incentive-type payments and (II) all contributions (other than salary deferral contributions made to a Code Section 401(k) Plan, Code Section 125 Plan, or any nonqualified deferred compensation plan) made by the Company or any other Cisco Entity for the Participant’s benefit under any employee benefit or welfare plan now or hereafter established.

Employee means any person employed by the Company or any other Participating Company who receives earnings considered wages under Section 3401(a) of the Code from the Company or any other Cisco Entity.

Participant means any Employee of a Participating Company who is actively participating in the Plan.

Participating Company means the Company and such Corporate Affiliate or Affiliates as may be designated from time to time by the Board.

Stock means shares of the common stock of the Company.

Sub-Plan means the Company’s International Employee Stock Purchase Plan, as amended.

III.	ADMINISTRATION

The Plan shall be administered by the Board or by a committee (the “Committee”) comprised of at least two or more Board members appointed from time to time by the Board.

The Plan Administrator (whether the Board or the Committee) shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

IV.	PURCHASE PERIODS

(a) Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan and the Sub-Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Article IX.

(b) Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any shares of Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company’s shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.

(c) The Plan shall be implemented in a series of consecutive purchase periods, each to be of such duration (not to exceed twenty-four (24) months per purchase period) as determined by the Plan Administrator prior to the commencement date of the purchase period. Purchase periods may commence at any time as determined by the Plan Administrator, including at quarterly or semi-annual intervals over the term of the Plan. The Plan Administrator will announce the date each purchase period will commence and the duration of that purchase period in advance of the first day of such purchase period.

(d) The Participant shall be granted a separate purchase right for each purchase period in which he/she participates. The purchase right shall be granted on the first day of the purchase period and shall be automatically exercised on the last U.S. business day of that purchase period or any earlier day the purchase right is to be exercised hereunder.

(e) An Employee may participate in only one purchase period at a time. Accordingly, an Employee who wishes to join a new purchase period must withdraw from the current purchase period in which he/she is participating prior to the last day of the current purchase period in which the Employee participates and must also enroll in the new purchase period prior to the start date of that new purchase period at such time and in such manner as the Plan Administrator, in its discretion, requires. The Plan Administrator, in its discretion, may require an Employee who withdraws from one purchase period to wait one full purchase period before re-enrolling in a new purchase period under the Plan.

V.	ELIGIBILITY AND PARTICIPATION

(a) Each individual who is an Employee of a Participating Company on the commencement date of any purchase period under the Plan shall be eligible to participate in the Plan for that purchase period. The Plan Administrator may, in its discretion, limit the Employees who are eligible to participate in the Plan to those Employees who are regularly scheduled to work more than twenty (20) hours per week for more than five (5) months per calendar year.

(b) In order to participate in the Plan for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) no later than the day designated by the Plan Administrator in its discretion.

(c) The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any multiple of 1% of the Eligible Earnings of the Participant during the period the purchase right remains outstanding, up to a maximum equal to the lesser of (i) 10% of the Participant’s Eligible Earnings per Purchase Right and (ii) 100% of the Participant’s Eligible Earnings that remain after subtracting all other amounts that are to be deducted or withheld from such Eligible Earnings per purchase right. The deduction rate so authorized shall continue in effect for the entire period the purchase right remains outstanding, unless the Participant shall, prior to the end of the purchase period for which the purchase right will remain in effect, reduce such rate by filing the appropriate form with the Plan Administrator (or its designate). The reduced rate shall become effective as soon as practicable following the filing of such form. Payroll deductions, however, will automatically cease upon the termination of the Participant’s purchase right in accordance with Sections VII(d) or (e) below.

VI.	STOCK SUBJECT TO PLAN

(a) The Stock purchasable by Participants under the Plan shall, solely in the Board’s discretion, be made available from either authorized but unissued Stock or from reacquired Stock, including shares of Stock purchased on the open market. The total number of shares which may be issued under the Plan and the Sub-Plan attached hereto as Exhibit B, in the aggregate shall not exceed 321,400,000 shares (subject to adjustment under subparagraph (b) below). Such share reserve has been adjusted for the various forward splits of the Stock which have been effected since the Effective Date and includes the 135,000,000 share increase1 approved by the shareholders at the 1997 Annual Meeting and the 100,000,000 share increase approved by the Compensation Committee on September 9, 2003 and approved by the shareholders at the 2003 Annual Meeting.

(b) In the event any change is made to the Stock purchasable under the Plan by reason of (I) any merger, consolidation or reorganization or (II) any stock dividend, stock split, recapitalization, combination of shares or other change affecting the outstanding Stock as a class without the Company’s receipt of consideration, then unless such change occurs in

[1]

The shareholders originally approved a share increase of 15,000,000 shares, but when recalculated for all forward splits of the Stock effected by March 22, 2000 (i.e., the three (3)-for-two (2) split of Stock effected on December 16, 1997, the three (3)-for-two (2) split of Stock effected on September 15, 1998, the two (2)-for-one (1) spilt of Stock effected on June 21, 1999, and the two (2)-for-one (1) split of Stock effected on March 22, 2000), that share increase represents 135,000,000 shares.

connection with a Section VII(k) transaction, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable in the aggregate over the term of the Plan and the Sub-Plan, (ii) the class and maximum number of shares purchasable per Participant on any one purchase date, (iii) the class and maximum number of shares purchasable by any one executive officer over the term of the Plan and (iv) the class and number of shares and the price per share of the Stock subject to each purchase right at the time outstanding under the Plan.

VII.	PURCHASE RIGHTS

An Employee who participates in the Plan for a particular purchase period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

(a) Purchase Price. The U.S. Dollar purchase price per share shall be at least equal to the lesser of (i) 85% of the fair market value per share of Stock on the date on which the purchase right is granted or (ii) 85% of the fair market value per share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per share of Stock on any relevant date shall be the closing selling price per share on such date, as officially quoted on the principal exchange on which the Stock is at the time traded or, if not traded on any such exchange, the closing selling price per share of the Stock on such date, as reported on the Nasdaq National Market. If there are no sales of Stock on such day, then the closing selling price for the Stock on the next preceding day for which there does exist such quotation shall be determinative of fair market value.

(b) Number of Purchasable Shares. The number of shares purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during each purchase period the purchase right remains outstanding by the purchase price in effect for that purchase period. Any remaining amount in the Participant’s account shall be automatically refunded to the Participant. However, the maximum number of shares purchasable by any Participant on any one purchase date shall not exceed 22,500 shares (subject to adjustment under Section VI(b)), and any amount not applied to the purchase of Stock on behalf of a Participant by reason of such limitation shall be refunded to that Participant. In addition, should the Employee be an executive officer of the Company subject to the short-swing profit restrictions of the Federal securities laws, then the maximum number of shares which such Employee may purchase over the term of the Plan shall not exceed 4,320,000 shares (as adjusted for the various forward splits of the Stock effected since the Effective Date and subject to further adjustment under Section VI(b)). Accordingly, no such officer shall be eligible to receive purchase rights for any purchase period if the number of shares which would otherwise be purchasable by such individual for that purchase period would result in the issuance to such individual of shares of Stock in excess of the maximum number of shares purchasable in the aggregate by such individual over the term of the Plan.

Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Code Section 425(d)), or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

In addition, the accrual limitations of Section VIII shall apply to all purchase rights.

(c) Payment. Payment for Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and, unless terminated earlier pursuant to Sections VII(d) or (e) below, shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the book account maintained by the Company on the Participant’s behalf under the Plan, but no interest shall be paid on the balance from time to time outstanding in such book account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

(d) Withdrawal from Purchase Period.

(i) A Participant may withdraw from a purchase period by filing the prescribed notification form with the Plan Administrator (or its designate) on or prior to the date required by the Plan Administrator in its discretion. No further payroll deductions shall be collected from the Participant with respect to that purchase period, and the Participant shall have the following election with respect to any payroll deductions for the purchase period collected prior to the withdrawal date: (A) have the Company refund, in the currency originally collected, the payroll deductions which the Participant made under the Plan during that purchase period or (B) have such payroll deductions held for the purchase of shares at the end of such purchase period. If no such election is made, then such payroll deductions shall automatically be refunded at the end of such purchase period, in the currency originally collected.

(ii) The Participant’s withdrawal from a particular purchase period shall be irrevocable and shall also require the Participant to re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent purchase period.

(e) Termination of Employment/Leave of Absence. Except as provided in Section VII(l) below, if a Participant ceases to remain an Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be promptly refunded to the Participant. However, should the Participant die or become permanently disabled while in Employee status or should the Participant cease active service by reason of a leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution) shall have the election, exercisable up until the end of the purchase period in which the Participant dies or becomes permanently disabled or in which the leave of absence commences, to (i) withdraw all the funds in the Participant’s payroll account at the time of his/her cessation of Employee status or the commencement of such leave or (ii) have such funds held for the purchase of shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payroll deductions be added to the Participant’s account following his/her cessation of Employee status or the commencement of such leave. Should the Participant return to active service (x) within ninety (90) days following the commencement of his/her leave of absence or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, then his/her payroll deductions under the Plan shall automatically resume upon his/her return at the rate in effect at the time the leave began, and if a new purchase period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction in effect for him/her at the time the leave commenced, but payroll deductions for that purchase period shall not actually begin until the Participant returns to active service. However, an individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent purchase period in which he or she wishes to participate.

For purposes of the Plan: (a) a Participant shall be considered to be an Employee for so long as such Participant remains in the active employ of the Company or any other Participating Company under the Plan, and (b) a Participant shall be deemed to be permanently disabled if he/she is unable, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months, to engage in any substantial gainful employment.

(f) Stock Purchase. The Stock subject to the purchase right of each Participant (other than Participants whose purchase rights have previously terminated in accordance with Sections VII(d) or (e) above) shall be automatically purchased on the Participant’s behalf on the last U.S. business day of the purchase period for which such purchase right remains outstanding. The purchase shall be effected by applying the amount credited to each Participant’s book account, as converted into U.S. Dollars if necessary, on the last U.S. business date of the purchase period to the purchase of whole shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in Section VII(b)) at the purchase price in effect for such purchase period.

(g) Proration of Purchase Rights. Should the total number of shares of Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan and the Sub-Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants, in the currency originally collected.

(h) Shareholder Rights. A Participant shall have no rights as a shareholder with respect to shares covered by the purchase rights granted to the Participant under the Plan until the shares are actually purchased on the Participant’s behalf in accordance with Section VII(f). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the purchase date.

(i) ESPP Broker Account. The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Broker Account. The Plan Administrator may adopt such policies and procedures for the Plan as it determines is appropriate, including policies and procedures regarding the transfer of shares from a Participant’s ESPP Broker Account before those shares have been held for the requisite period necessary to avoid a disqualifying disposition of such shares under the U.S. Federal tax laws.

(j) Assignability. No purchase rights granted under the Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution, and during the Participant’s lifetime the purchase rights shall be exercisable only by the Participant.

(k) Merger or Liquidation of Company. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated, a merger or consolidation with a wholly-owned Subsidiary, or any other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants during the purchase period of such transaction to the purchase of whole shares of Stock, subject, however, to the applicable limitations of Section VII(b).

(l) Acquisitions and Dispositions. The Plan Administrator may, in its sole and absolute discretion and in accordance with principles under Section 423 of the Code, create special purchase periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and may provide for special purchase dates for Participants who will cease to be Employees solely in connection with the disposition of all or a portion of any Participating Company or a portion of the Company, which purchase periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances.

VIII.	ACCRUAL LIMITATIONS

(a) No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (I) Stock rights accrued under other purchase rights outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (US$25,000) worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

(b) For purposes of applying the accrual limitations of Section VIII(a), the right to acquire Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

(i) The right to acquire Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable on the last U.S. business day of each purchase period the right remains outstanding.

(ii) No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Twenty-Five Thousand U.S. Dollars (US$25,000) worth of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

(iii) If by reason of the Section VIII(a) limitations, one or more purchase rights of a Participant do not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be promptly refunded in the currency originally collected.

(c) In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.	AMENDMENT AND TERMINATION

The Board or the Compensation Committee of the Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights at the time outstanding under the Plan; and provided, further, that no such action of the Board or the Compensation Committee may, without the approval of the shareholders of the Company, increase the number of shares issuable under the Plan (other than adjustments pursuant to Sections VI(b) and VII(b)), alter the purchase price formula so as to reduce the purchase price specified in the Plan, or materially modify the requirements for eligibility to participate in the Plan.

X.	GENERAL PROVISIONS

(a) The Plan shall terminate upon the earlier of (i) January 3, 2010 or (ii) the date on which all shares available for issuance under the Plan and the Sub-Plan shall have been sold pursuant to purchase rights exercised under the Plan and the Sub-Plan.

(b) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

(c) Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Corporate Affiliate for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

(d) The provisions of the Plan shall be governed by the laws of the State of California, without resort to that State’s conflicts-of-laws rules.

Exhibit A

Companies Participating in

Employee Stock Purchase Plan

Exhibit B

CISCO SYSTEMS, INC.

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

(Sub-Plan of the Cisco Systems, Inc. Employee Stock Purchase Plan)

(As Amended and Restated September 9, 2003)

PURPOSE

The Cisco Systems, Inc. International Employee Stock Purchase Plan, a sub-plan of the Cisco Systems, Inc. Employee Stock Purchase Plan (the “Sub-Plan”) is intended to provide eligible employees of the Company’s Foreign Subsidiaries with the opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s common stock at periodic intervals with their accumulated payroll deductions or other approved contributions.

All provisions of this Sub-Plan shall be governed by the U.S. Plan, except as otherwise provided herein.

The Sub-Plan became effective on the designated Effective Date.

DEFINITIONS

The definitions provided in Article II of the U.S. Plan shall govern the Sub-Plan, except the following terms shall have the meanings indicated:

Code means the U.S. Internal Revenue Code of 1986, as amended.

Corporate Affiliate means any corporation, partnership, joint venture or other business entity in which the Company owns, directly or indirectly, stock or a capital or profit interest and with respect to which the Company possesses the power to direct or cause the direction of the management and policies.

Eligible Earnings means the regular basic earnings paid to a Participant by one or more Foreign Subsidiaries or Cisco Entities, plus overtime payments, bonuses and commissions. There shall be excluded from the calculation of Earnings: (I) all profit-sharing distributions and other incentive-type payments and (II) all contributions made by the Company, its Corporate Affiliates, or any other Cisco Entity for the Participant’s benefit under any employee benefit or welfare plan now or hereafter established.

Effective Date means October 1, 1996; provided, however, that any Foreign Subsidiary which elects, with the approval of the Board, to extend the benefits of this Sub-Plan to its Employees after October 1, 1996 shall designate a subsequent Effective Date with respect to its employee-Participants.

Employee means any person employed by a Foreign Subsidiary who receives Eligible Earnings from the Foreign Subsidiary or any other Cisco Entity.

Foreign Subsidiary shall mean any Corporate Affiliate with non-U.S. Employees which elects, with the approval of the Board, to extend the benefits of this Sub-Plan to its Employees. As of the Effective Date, the Foreign Subsidiaries participating in the Sub-Plan are listed on attached Schedule A.

Participant means any Employee of a Foreign Subsidiary who is actively participating in the Sub-Plan.

U.S. Plan shall mean the Company’s Employee Stock Purchase Plan, as amended.

ADMINISTRATION

The Sub-Plan shall be administered in accordance with the provisions of Article III of the U.S. Plan.

PURCHASE PERIODS

The initial purchase period began on October 1, 1996. Subsequent purchase periods may commence at any time as determined by the Plan Administrator, including at quarterly or semi-annual intervals over the term of the Sub-Plan.

ELIGIBILITY AND PARTICIPATION

Each individual who is an Employee of a Foreign Subsidiary on the commencement date of any purchase period under the Sub-Plan shall be eligible to participate in the Sub-Plan for that purchase period.

In order to participate in the Sub-Plan for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) no later than the day designated by the Plan Administrator in its discretion. However, any Employee of a Foreign Subsidiary who is a participant in the U.S. Plan immediately prior to the Effective Date shall automatically become a Participant in the initial purchase period under the Sub-Plan and such individual’s payroll deductions under the Sub-Plan shall continue at the same rate authorized under the U.S. Plan immediately prior to the Effective Date unless the Participant shall change such rate in accordance with Section V(c) of the U.S. Plan.

STOCK SUBJECT TO THE SUB-PLAN

The Stock purchasable by Participants under the Sub-Plan shall be made available from shares reserved under the U.S. Plan and any shares issued under the Sub-Plan will reduce, on a share-for-share basis, the number of shares of Stock available for subsequent issuance under the U.S. Plan.

PURCHASE RIGHTS

An Employee who participates in the Sub-Plan for a particular purchase period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Sub-Plan) as the Plan Administrator may deem advisable.

Purchase Price. The U.S. Dollar purchase price shall be determined in accordance with the provisions of Section VII(a) of the U.S. Plan.

Number of Purchasable Shares. The number of shares purchasable by a Participant shall be determined in accordance with the provisions of Section VII(b) of the U.S. Plan.

Payment. Except to the extent otherwise determined by the Plan Administrator, payment for Stock purchased under the Sub-Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and, unless terminated earlier pursuant to Sections VII (e) or (f) below, shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant’s individual book account under the Sub-Plan, initially in the currency in which paid by the Foreign Subsidiary until converted into U.S. Dollars. Accordingly, all purchases of Stock under the Sub-Plan are to be made with the U.S. Dollars into which the payroll deductions for the purchase period or other approved contributions have been converted. No interest shall be paid on the balance from time to time outstanding in the book account maintained for the Participant, except as otherwise required by law. The amounts collected from a Participant may be commingled with the general assets of the Company or the Foreign Subsidiary and may be used for general corporate purposes, except as otherwise required by law.

Conversion into U.S. Dollars. For purposes of determining the number of shares purchasable by a Participant, the payroll deductions credited to each Participant’s book account during each purchase period shall be converted into U.S. Dollars on the purchase date for that purchase period on the basis of the exchange rate in effect on such date. The Plan Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each purchase date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer). Any changes or fluctuations in the exchange rate at which the payroll deductions or other approved contributions collected on the Participant’s behalf are converted into U.S. Dollars on each purchase date shall be borne solely by the Participant.

Withdrawal from Purchase Period. Withdrawal from a purchase period shall be governed in accordance with the provisions of Section VII(e) of the U.S. Plan.

Termination of Employment/Leave of Absence. Except as otherwise provided under Sections VII(g) or (o) below, if a Participant ceases to remain an Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be promptly refunded to the Participant in the currency in which paid by the Foreign Subsidiary. However, should the Participant die or become permanently disabled while in Employee status or should the Participant cease active service by reason of a leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Sub-Plan are transferred by will or by the laws of descent and distribution) shall have the election, exercisable up until the end of the purchase period in which the Participant dies or becomes permanently disabled or in which the leave of absence commences, to (i) withdraw all the funds in the Participant’s payroll account at the time of his/her cessation of Employee status or the commencement of such leave, with the withdrawn funds to be paid in the same currency in which paid by the Foreign Subsidiary, or (ii) have such funds held for the purchase of shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payroll deductions or other contributions be added to the Participant’s account following his/her cessation of Employee status or the commencement of such leave. Should the Participant return to active service (x) within ninety (90) days following the commencement of his/her leave of absence or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Foreign Subsidiary is guaranteed by statute or contract, then his/her payroll deductions under the Sub-Plan shall automatically resume upon his/her return at the rate in effect at the time the leave began, and if a new purchase period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction in effect for him/her at the time the leave commenced, but payroll deductions for that purchase period shall not actually begin until the Participant returns to active service. However, an individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Sub-Plan and must accordingly re-enroll in the Sub-Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent purchase period in which he or she wishes to participate.

For purposes of the Sub-Plan: (a) a Participant shall be considered to be an Employee for so long as such Participant remains in the active employ of a Foreign Subsidiary, and (b) a Participant shall be deemed to be permanently disabled if he/she is unable, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months, to engage in any substantial gainful employment.

Transfer of Employment. In the event that a Participant who is an Employee of a Foreign Subsidiary is transferred and becomes an employee of the Company during a purchase period under the Sub-Plan, such individual shall continue to remain a Participant in the Sub-Plan, and payroll deductions shall continue to be collected until the next purchase date as if the Participant had remained an Employee of the Foreign Subsidiary.

In the event that an employee of the Company who is a participant in the U.S. Plan is transferred and becomes an Employee of a Foreign Subsidiary during a purchase period in effect under the U.S. Plan, such individual shall automatically become a Participant under the Sub-Plan for the duration of the purchase period in effect at that time under the Sub-Plan and the balance in such individual’s book account maintained under the U.S. Plan shall be transferred as a balance to a book account opened for such individual under the Sub-Plan. Such balance, together with all other payroll deductions or other approved contributions collected from such individual by the Foreign Subsidiary for the remainder of the purchase period under the Sub-Plan (as converted into U.S. Dollars), shall be applied on the next purchase date to the purchase of Stock under the Sub-Plan.

Stock Purchase. The purchase of shares of Stock shall be governed by the provisions of Section VII(f) of the U.S. Plan.

Proration of Purchase Rights. The proration of purchase rights shall be governed by Section VII(g) of the U.S. Plan.

Shareholder Rights. Shareholder rights shall be governed by Section VII(h) of the U.S. Plan.

ESPP Broker Account. The ESPP Broker Account shall be governed by Section VII(i) of the U.S. Plan.

Additional Restrictions on Transfer of Shares to Comply with Local Law. In order to comply with local law (including, without limitation, local securities and foreign exchange laws), the Company may require a Participant to retain the shares purchased on his or her behalf in the Participant’s ESPP Broker Account until the sale of such shares.

Assignability. The assignability of purchase rights shall be governed by Section VII(j) of the U.S. Plan.

Merger or Liquidation of Company. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated, a merger or consolidation with a wholly-owned subsidiary, or any other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding purchase rights under the Sub-Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants during the purchase period of such transaction, as converted into U.S. Dollars, to the purchase of whole shares of Stock, subject, however, to the applicable limitations of Section

VII(b). Payroll deductions or other approved contributions not yet converted into U.S. Dollars at the time of such transaction shall be converted from the currency in which paid by the Foreign Subsidiary into U.S. Dollars on the basis of the exchange rate in effect at the time of such transaction, and the applicable limitation on the number of shares of Stock purchasable per Participant shall continue to apply to each purchase. Should the Company sell or otherwise dispose of its ownership interest in any Foreign Subsidiary participating in the Sub-Plan, whether through merger or sale of all or substantially all of the assets or outstanding capital stock of that Foreign Subsidiary, then a similar exercise of outstanding purchase rights shall be effected immediately prior to the effective date of such disposition, but only to the extent those purchase rights are attributable to the Employees of such Foreign Subsidiary.

Acquisitions and Dispositions. The Plan Administrator may, in its sole and absolute discretion, create special purchase periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and may provide for special purchase dates for Participants who cease to be Employees solely in connection with the disposition of a portion of any Foreign Subsidiary, which purchase periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances.

ACCRUAL LIMITATIONS

Accrual limitations are governed by Article VIII of the U.S. Plan.

AMENDMENT AND TERMINATION

The amendment and termination of the Sub-Plan are governed by Article IX of the U.S. Plan.

GENERAL PROVISIONS

All costs and expenses incurred in the administration of the Sub-Plan shall be paid by the Company or the Foreign Subsidiary.

Neither the action of the Company in establishing the Sub-Plan, nor any action taken under the Sub-Plan by the Board or the Plan Administrator, nor any provision of the Sub-Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Corporate Affiliate for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

Additional or different provisions for individual Foreign Subsidiaries may be incorporated in one or more Addenda to the Sub-Plan. Such Addenda shall have full force and effect with respect to the Foreign Subsidiaries to which they apply. In the event of a conflict between the provisions of such an Addendum and one or more other provisions of the Sub-Plan, other than the provisions of Article VIII, the provisions of the Addendum shall be controlling.

The provisions of the Sub-Plan shall be governed by the laws of the State of California without resort to that State’s conflicts-of-laws rules, unless provided otherwise by the Plan Administrator.

Schedule A